Exhibit 99.1

Contact:         Michelle Del Guercio

818.880.6700 x8688

FOR IMMEDIATE RELEASE:

ASPYRA APPOINTS JIM ZIERICK INTERIM CHIEF EXECUTIVE OFFICER

CALABASAS, CALIFORNIA, February 28, 2008 -  Aspyra, Inc. (AMEX: APY), a leading provider of clinical and diagnostic information solutions for the healthcare industry, today announced that Jim Zierick has joined the Company as interim Chief Executive Officer, effective February 25, 2008. Mr. Zierick brings to Aspyra over 25 years of experience in the technology field, most recently as the Chief Executive Officer of LogicalApps, a provider of embedded controls software for enterprise applications based in Irvine, California.

“We are pleased to have Jim Zierick guiding the company as interim CEO” said John Mutch, Aspyra’s Chairman of the Board. “Jim’s technology industry experience, track record in sales and operations, and commitment make him an ideal leader for Aspyra while we continue our efforts to recruit a permanent CEO”.

Mr. Zierick will remain a director of Aspyra while performing his new duties as interim CEO. With the appointment of Mr. Zierick as interim CEO, James R. (Skip) Helms will return to his role as Chief Operations Officer.  Mr. Helms assumed the role of interim Chief Operating Officer in November 2007.

Zierick has been involved with Aspyra since September 2007, when he first joined the Company’s Board of Directors.  Prior to his role as CEO of LogicalApps, Mr. Zierick was Executive Vice President of Worldwide Field Operations for Peregrine Systems, where he led a 350 person sales, alliance, customer support and professional services organization.  Before working with Peregrine, Mr. Zierick was a partner with McKinsey & Company, where he helped lead the company’s Southern California technology and operational effectiveness practices.  Mr. Zierick holds an MBA from the Amos Tuck School of Business at Dartmouth College and a A.B. in Engineering Sciences from Dartmouth.

 “I look forward to working with the management team at Aspyra to position the Company for profitable growth” said Zierick. “With our experience and wide range of products, we have an enormous opportunity to help our customers elevate their level of quality for patient care while controlling their costs”.

Aspyra solutions provide integrated technologies and services that improve the efficiency, safety and quality of patient care.  Aspyra works directly with customers through its own sales and service staff as well as through an extensive partner network.  The company currently counts over 440 customers and over 700 application installations in its installed base.

About Aspyra

Aspyra is a global provider of Health Care Information Technology (HCIT) solutions and services to the healthcare industry. The Company specializes in Clinical Information Systems (CIS), Picture Archive Communication Systems (PACS) and Clinical Image Management Systems (CIMS) for hospitals, multi-specialty clinics, clinical laboratories, imaging departments and centers and orthopedic environments. Aspyra’s highly scalable systems can be installed standalone or integrated to provide a single-vendor, enterprise-wide solution. For more information on Aspyra, its products and services, visit www.aspyra.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. Such statements are based upon, among other things, assumptions made by, and information currently available to, management as of the date of this release, including management’s own knowledge and assessment of the Company’s industry, customers and competition. Factors that could cause Aspyra’s actual results to differ materially from these forward-looking statements include among others: changes in the Company’s management or other personnel, the competitive environment for Company products and services; unexpected technical and marketing difficulties inherent in major product development efforts; the potential need for changes in the Company’s long-term strategy in response to future developments; future advances in clinical information technology and procedures, as well as potential changes in government regulations and healthcare policies; and rapid technological change in the microelectronics and software industries. The Company refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors, which may affect forward-looking statements. The Company assumes no duty to update its forward-looking statements.